Exhibit 10.47

FIRST AMENDMENT

TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (“Amendment”) dated the 9th day of January, 2013, by and between FOUNTAINS AT NEW BERN STATION, LLC and NEW BERN STATION HOLDINGS, LLC (collectively “Seller’’) and TRADE STREET OPERATING PARTNERSHIP, L.P. (“Buyer’’).

WITNESSETH:

WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement having an Effective Date of December 20, 2012 (“Agreement”); and

WHEREAS, the parties desire to amend certain terms and provisions of the Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties intending to be legally bound, hereby agree as follows:

1. The recitations heretofore set forth are true and correct and are incorporated herein by this reference.

2. The Agreement as amended by this Amendment remains in full force and effect. To the extent of any inconsistency between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall supersede and control to the extent of such inconsistency. Terms not otherwise defined herein shall have the meaning set forth in the Agreement.

3. Section 3.1 of the Agreement is hereby amended to reflect that the Buyer shall have until January 22, 2013 to obtain the Title Commitment. The Title Commitment may be obtained by a title company selected by Buyer (“Title Company”).

4. Section 1.4 and other provisions of the Agreement are hereby amended to reflect that in the event Buyer shall breach any of the terms or provisions of the Agreement required to be performed by Buyer (other than delivering the Purchase Price and closing documents required to be delivered by Buyer on the Closing Date), then Buyer shall be entitled to written notice and two (2) business days opportunity to cure any such breach prior to Seller being entitled to exercise any remedy under the Agreement as a result of Buyer’s default.

Additionally, the provisions of Section 8.15 or other provisions of the Agreement which provide for written notice and opportunity for Seller to cure a default by Seller under this Agreement, the parties agree that the Seller shall not be entitled to written notice or an opportunity to cure a default by Seller with respect to Seller delivering the closing documents required to be delivered by Seller to Buyer on the Closing Date.

5. This Amendment may be executed in any number of counterparts, each of which, when executed, shall be deemed an original and all of which shall be deemed one and the same instrument. Facsimile transmission signatures of this Amendment shall be deemed to be original signatures.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

WITNESSES:	SELLER: FOUNTAINS AT NEW BERN STATION, LLC, a North Carolina limited liability company By: Proffitt Dixon Partners, LLC, a North Carolina limited liability company, its Manager

/s/ Robert D. Deaton	By: /s/ Stuart Proffitt
Name: Stuart Proffitt
Robert D. Deaton	Title: Manager
Date: 1/9/13

NEW BERN STATION HOLDINGS, LLC, a North Carolina limited liability company By: Proffitt Dixon Partners, LLC, a North Carolina limited liability company, its Manager

/s/ Robert D. Deaton	By: /s/ Stuart Proffitt
Name: Stuart Proffitt
Robert D. Deaton	Title: Manager
Date: 1/9/13

BUYER:

TRADE STREET OPERATING

PARTNERSHIP, LP, a Delaware limited partnership

By:   Trade Street OP GP, LLC, a Delaware

         limited liability company, its General

         Partner

By:   Trade Street Residential, Inc., a

         Maryland corporation, its Sole

         Member

By: /s/ Bert Lopez
Name: Bert Lopez
Title: COO/CFO
Date: 1/9/13

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